OMEGA HEALTHCARE PRICES $175 MILLION SENIOR NOTE OFFERING

TIMONIUM, MARYLAND - December 21, 2005- Omega Healthcare Investors, Inc. (NYSE:OHI) today announced that on December 20, 2005 it agreed to sell $175 million aggregate principal amount of 7.00% senior notes due 2016 (the "Notes") in a private placement at an issue price of 99.109% of the principal amount of the Notes (equal to a per annum yield to maturity of 7.125%), resulting in gross proceeds to Omega of $173.4 million. The Notes will be unsecured senior obligations of Omega and will be guaranteed by Omega's subsidiaries. The notes will be offered only to qualified institutional buyers under Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to non-U.S. persons outside the United States under Regulation S under the Securities Act.

Omega will use the net proceeds of the offering to offer to fund its cash tender offer and consent solicitation for its outstanding $100 million aggregate principal amount of 6.95% notes due 2007, to repay outstanding indebtedness under its $200 million senior revolving credit facility, for general corporate purposes and to pay related fees and expenses.

The Notes issued in this offering have not been registered under the Securities Act, or any applicable state laws. Accordingly, the Notes may not be offered or sold in the U.S. or to U.S. persons absent registration or an applicable exemption from registration under the Securities Act and applicable state securities laws. This notice does not constitute an offer of any securities for sale. Omega has agreed to file a registration statement with the Securities and Exchange Commission, pursuant to which it would exchange the privately placed notes for notes that are registered.

* * * * * *

Omega is a real estate investment trust investing in and providing financing to the long-term care industry. At September 30, 2005, the Company owned or held mortgages on 216 skilled nursing and assisted living facilities with approximately 22,407 beds located in 28 states and operated by 38 third-party healthcare operating companies.

FOR FURTHER INFORMATION, CONTACT
Bob Stephenson, CFO at (410) 427-1700 or
visit the Company’s website at www.omegahealthcare.com
________________________

This announcement includes forward-looking statements. All forward-looking statements included herein are based on current expectations and speak only as of the date of such statements. Omega undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information or otherwise. Such forward-looking statements should be regarded solely as reflections of Omega's current operating plans and estimates. Statements regarding future events and developments, including the completion of this offering, and Omega’s future performance, as well as management's expectations, beliefs, plans, estimates or projections relating to the future, are forward-looking statements within the meaning of these laws. All forward-looking statements are subject to certain risks and uncertainties that could cause actual events to differ materially from those projected. Management believes that these forward-looking statements are reasonable; however, you should not place undue reliance on such statements. Actual results may differ materially from those reflected in such forward-looking statements as a result of a variety of factors, including, among other things: (i) uncertainties relating to the business operations of the operators of Omega’s properties, including those relating to reimbursement by third-party payors, regulatory matters and occupancy levels; (ii) regulatory and other changes in the healthcare sector, including without limitation, changes in Medicare reimbursement; (iii) changes in the financial position of Omega's operators; (iv) the ability of operators in bankruptcy to reject unexpired lease obligations, modify the terms of Omega’s mortgages, and impede the ability of Omega to collect unpaid rent or interest during the pendency of a bankruptcy proceeding and retain security deposits for the debtor's obligations; (v) the availability and cost of capital; (vi) competition in the financing of healthcare facilities; and (vii) other factors identified in Omega’s filings with the Securities and Exchange Commission.